UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Capri Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of principal executive offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2020, Capri Holdings Limited (the “Company”) entered into the first amendment (the “First Amendment”) to its third amended and restated senior unsecured credit facility, dated as of November 15, 2018 (the “2018 Credit Facility”), with, among others, JPMorgan Chase Bank, N.A., as administrative agent. The First Amendment amends the 2018 Credit Facility to, among other things, provide for the exchange of approximately $267 million (out of $315 million) in aggregate principal amount of outstanding Tranche A-1 Term Loans due in November 2020 for term loans with the same terms as the existing Tranche A-2 Term Loans outstanding under the 2018 Credit Facility, resulting in the extension of the maturity of such exchanged loans to November 2023. The remaining $48 million of Tranche A-1 Term Loans that were not exchanged remain due in November 2020. In addition, the leverage ratio covenant metric in the 2018 Credit Facility was modified to take into account operating lease liability as defined by the new lease accounting standard (ASC 842).

This summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

In connection with the First Amendment, the Company issued a press release, which contains, among other things, certain expected financial results for the Company’s Fiscal Fourth Quarter concluding March 28, 2020. A copy of the press release is attached hereto as Exhibit 99.1

The press release attached hereto as Exhibit 99.1 is furnished to comply with Item 2.02 and Item 9.01 of Form 8-K and shall not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall said results be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1

First Amendment, dated as of March 20, 2020, to the Third Amended and Restated Credit Agreement dated as of November 15, 2018 among Capri Holdings Limited, Michael Kors (USA), Inc., the foreign subsidiary borrowers party thereto, the guarantors party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated March 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED

Date: March 23, 2020	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer